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                                                                    EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made a part of this Registration Statement.

                                                         /s/ Arthur Andersen LLP
                                                         Arthur Andersen LLP

Boston, Massachusetts
January 9, 1997